Exhibit 10.17

SERVICES AGREEMENT

        AGREEMENT, made and entered into by and between HAYNES INTERNATIONAL, INC., a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and Richard C. Lappin (the "Chairman").

W I T N E S S E T H:

        WHEREAS, in light of current conditions, the Company is considering various strategic initiatives, including but not limited to a financial restructuring;

        WHEREAS, the Company believes that the Chairman’s knowledge, skill and experience will be essential in enabling the Company successfully to implement any such strategic initiatives;

        WHEREAS, the Company accrued fees payable to Blackstone Management Partners L.P pursuant to that certain Monitoring Agreement by and among Haynes Holdings, Inc., Haynes International, Inc. and Blackstone Management Partners L.P. dated October 1, 2001 and that certain Monitoring Agreement by and among Haynes Holdings, Inc., Haynes International, Inc. and Blackstone Management Partners L.P. dated October 1, 2002 (collectively, the “Monitoring Agreement”). The Company did not pay the monitoring fees to Blackstone for fiscal 2002 or 2003. Payments made to the Chairman, for services as Chairman in fiscal 2003, were credited by the Company to the fees accruing in favor of Blackstone under the Monitoring Agreement during such period. As of September 30, 2003, the Monitoring Agreement terminated by its own terms; and

        WHEREAS, the Company desires to enter into an agreement embodying the terms of the Chairman’s service to the Company (this “Agreement”) and the Chairman desires to enter into this Agreement and to perform such services, subject to the terms and provisions of this Agreement;

        NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Chairman (individually a “Party” and together the “parties”) agree as follows:

        1.         Definitions.

                   (a)         “Annual Fee” shall have the meaning set forth in Section 5 hereof.

                   (b)         “Board” shall mean the Board of Directors of the Company.

                   (c)         “Cause” shall mean:

                            (i)        the Chairman is convicted of a felony involving moral turpitude or any other felony (other than motor vehicle related) in the case of such other felony the Chairman is unable to show that he (A) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and (B) had no reasonable cause to believe his conduct was unlawful; or

                            (ii)        the Chairman engages in conduct that constitutes willful gross neglect or willful gross misconduct in carrying out his duties under this Agreement, resulting, in either case, in material harm to the Company, unless the Chairman believed in good faith that such act or nonact was in, or was not opposed to, the best interests of the Company.

                   (d)         “Disability” shall mean the Chairman’s inability to substantially perform his duties and responsibilities under this Agreement by reason of any physical or mental incapacity for a period of 180 consecutive days.

                   (e)         “Effective Date” shall mean October 1, 2003.

                   (f)         “Term” shall mean the period commencing on the Effective Date and ending on September 30, 2004.

        2.         Engagement.

        The Company hereby engages the services of the Chairman, and the Chairman hereby accepts such terms of service, for the Term, on the terms and conditions set forth herein. Subject to the provisions of Section 7(b) hereof, the Chairman may terminate this Agreement at any time during the Term upon 30 days’ notice to the Company delivered in accordance with Section 18 hereof.

        3.         Position, Duties and Responsibilities.

                   (a)         During the Term, the Chairman shall serve as the non-executive Chairman of the Board of the Company. The Chairman acknowledges and agrees that during the Term, he shall not be considered or deemed to be an executive officer or employee of the Company. The Chairman, in carrying out his duties under this Agreement, shall report directly to the Board.

                   (b)         During the Term, the Chairman shall serve as Chairman of the Board, shall have overall responsibility for managing and implementing the Company’s restructuring initiatives and shall assist the Company’s Chief Executive Officer. In addition, the Chairman shall act as a liaison between the Board and the Company’s Chief Executive Officer and shall perform such other duties as the Chairman and the Board shall agree from time to time. The Chairman shall devote substantial business time, attention and skill to the performance of such duties and responsibilities, and shall use his reasonable best efforts to promote the interests of the Company. The Chairman shall not knowingly, without the prior written approval of the Board, engage in any other business activity which is in violation of written policies established from time to time by the Company.

                   (c)         Anything herein to the contrary notwithstanding, nothing shall preclude the Chairman from (i) serving on the boards of directors on which he currently serves and on other corporate boards or the boards of a reasonable number of trade associations and/or charitable organizations (subject to the reasonable approval of the Board), (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities hereunder.

        4.         Independent Contractor.

        The Chairman shall perform the services described in Section 3 hereof as an independent contractor. Except as specifically provided herein, the Chairman hereby acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes and workers’ compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor; provided, however, that the Company shall indemnify and hold the Chairman harmless for any federal, state or local income, employment or other tax he may be assessed as a result of being classified as an “employee” or similar status with respect to the Company.

        5.         Annual Fee.

        During the Term, the Chairman shall be paid an annual fee, payable in monthly installments, of $480,000 (the “Annual Fee”). Installments of the Annual Fee shall be payable on the first business day of each month during the Term. During the Term, the Chairman shall not be eligible to receive fees or other compensation payable generally to non-employee directors of the Company.

        6.         Reimbursement of Business and Other Expenses; Other Benefits.

                   (a)         The Chairman is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement and the Company shall promptly reimburse him for all business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company’s policy.

        7.         Termination of Service.

                   (a)         Termination of Service by the Company. In the event the Chairman’s services are terminated (i) by the Company other than for Disability or Cause or (ii) subject to Section 9(c), by the Chairman because of a breach by the Company of a material provision of this Agreement (including in the event the Chairman is no longer serving as the Chairman of the Board), in either case, the Chairman shall be entitled to receive promptly but in no event later than 10 days following the effective date of such termination, a payment equal to the amount of $40,000.

                   (b)         Termination of Service Other than as Provided Under Section 9(a). In the event the Chairman’s services terminate for any reason other than as provided under Section 9(a) above, the Chairman (or his estate or his beneficiaries, as the case may be) shall be entitled to receive payment of the Annual Fee through the end of the month during which the effective date of termination occurs, or if the termination is by reason of the Chairman’s Disability, through the end of the Term.

                   (c)         Termination Because of Company Breach. For a termination of the Chairman’s service under clause (ii) of Section 9(a) to be effective, the Chairman shall have given the Company written notice, within 60 days following the occurrence of any event or circumstance constituting a breach of a material provision of this Agreement, of the specific event or circumstance constituting such breach, and the Company shall have failed to cure such breach within 30 days following receipt of such written notice.

        8.         Restrictive Covenants.

                   (a)         The Chairman agrees that any right to receive any further payments or benefits hereunder will cease if the Chairman breaches the provisions of Section 8(b) or 8(c) below.

                   (b)         Cooperation. The Chairman agrees to cooperate with the Company, during the Term and thereafter (including following the cessation of the Chairman’s services for any reason), by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse the Chairman for all expenses actually incurred by the Chairman in connection with his provision of testimony or assistance.

                   (c)         The provisions of this Section 8 shall survive any termination of this Agreement and the Term, and the existence of any claim or cause of action by the Chairman against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements of this Section.

        9.         Indemnification.

                   (a)         The Company agrees that if the Chairman is made a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of the Company by reason of the fact that he is or was a director or independent contractor of the Company or is or was serving at the request of the Company as a director, independent contractor or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the Chairman in connection with such action suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

                   (b)         The Company agrees to continue and/or maintain a directors and officers’ liability insurance policy covering the Chairman to the same extent the Company provides such coverage for its executive officers and other directors.

        10.         Assignability; Binding Nature.

        This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Chairman) and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the company except that such rights of obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company. No rights or obligations of the Chairman under this Agreement may be assigned or transferred by the Chairman other than his rights to payments hereunder, which may be transferred only by will or operation of law.

        11.         Representations.

        The Company represents and warrants that it is fully authorized and empowered by action of the Board to enter into this Agreement, and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

        12.         Entire Agreement.

        This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto (but not including his other services as a director).

        13.         Amendment or Waiver.

        No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Chairman and an authorized officer or director of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Chairman or an authorized officer or director of the Company, as the case may be.

        14.         Severability.

        In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

        15.         Survival.

        The respective rights and obligations of the Parties hereunder shall survive any termination of the Chairman’s services to the extent necessary to the intended preservation of such rights and obligations.

        16.         Governing Law/Jurisdiction.

        This Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware without reference to principles of conflict of laws.

        17.         Resolution of Disputes.

        Any disputes arising under or in connection with this Agreement shall, at the election of the Chairman or the Company, be resolved by binding arbitration, to be held in Chicago, Illinois, in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses, but the Company shall reimburse the Chairman for such reasonable costs and expenses to the extent he prevails in such arbitration or court proceeding.

        18.         Notices.

        Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

        If to the Company:

Haynes International, Inc. 1020 West Park Avenue Kokomo, Indiana 46901 Attention: Chief Financial Officer

        If to the Chairman:

Richard C. Lappin 560 Oak Knoll Barrington, Illinois 60010

        19.         Headings.

        The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

        20.         Counterparts.

        This Agreement may be executed in two or more counterparts.

        IN WITNESS WHEREOF, the undersigned have executed this Agreement on the dates provided below, to be effective as of the Effective Date.

HAYNES INTERNATIONAL, INC. By: HAYNES INTERNATIONAL, INC. By: Audit Committee Chairman CHAIRMAN Richard C. Lappin